Exhibit 99.1

NEWS	Contact: Blake McCarthy (713) 815-3535

FOR IMMEDIATE RELEASE

NATIONAL OILWELL VARCO ANNOUNCES

PLAN TO ADOPT NEW CORPORATE NAME ‘NOV INC.’

HOUSTON, TX, December 21, 2020 — National Oilwell Varco, Inc. (the “Company”) (NYSE: NOV) announced today plans to change its corporate name to “NOV Inc.”, effective January 1, 2021. The Company’s ticker symbol, “NOV”, will remain unchanged.

“Our Company has a long and proud legacy of innovation and technology dating back to the earliest days of the oilfield. We are committed to continuously improving the drilling and production operations of our customers,” stated Clay Williams, Chairman, President and CEO. “As the world looks to expand its energy portfolio to lower-carbon sources, we find our core engineering, manufacturing and project management expertise is providing new and exciting opportunities within this transition. The corporate name change reflects the Company’s broadening mission within energy to continue to drive economic efficiency and safety, as we have done for decades within traditional oil and gas.”

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Visit www.nov.com for more information.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

CONTACT:

Blake McCarthy

Vice President, Corporate Development and Investor Relations

(713) 815-3535

Blake.McCarthy@nov.com